UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2019

DD3 Acquisition Corp.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-38700 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
c/o DD3 Mex Acquisition Corp Pedregal 24, 4th Floor Colonia Molino del Rey, Del. Miguel Hidalgo Mexico City, Mexico (Address of principal executive offices)	11040 (Zip Code)
+52 (55) 8647-0417 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Warrant	DDMXU	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share	DDMX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50	DDMXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2019, DD3 Acquisition Corp. (the “Company”) filed an amendment to its Amended and Restated Memorandum and Articles of Association (the “Amendment”) with the Registrar of Corporate Affairs of the British Virgin Islands. The sole purpose of the filing was to clarify that the Company’s board of directors may fix a record date for determining the shareholders entitled to vote at a meeting of shareholders as of a date that is prior to the notice of such meeting. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
3.1	Amendment to Amended and Restated Memorandum and Articles of Association of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DD3 Acquisition Corp.
By:	/s/ Martin Werner
Name: Title:	Martin Werner Chief Executive Officer

Date: December 3, 2019